                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                October 27, 2006

                              HOME PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

MARYLAND                               1-13136                 16-1455126
(State or other jurisdiction         (Commission              (IRS Employer
of incorporation)                   File Number)         Identification Number)

                  850 Clinton Square, Rochester, New York 14604
                             www.homeproperties.com
           (Address of principal executive offices and internet site)

                                 (585) 546-4900
              (Registrant's telephone number, including area code)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

 ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The Registrant's Board of Directors approved the compensation to be paid in
2007  to  the  Registrant's   non-management   directors.   A  summary  of  that
compensation is as follows:

Annual  Retainer:  $30,000 annually paid $7,500 per quarter.  Norman  Leenhouts,
Co-Chair  of the  Registrant's  Board of  Directors  will be paid an  additional annual retainer of $100,000 ($25,000 quarterly) for his services as Co-Chair and
for  additional   services  to  be  rendered  in  connection  with  Registrant's acquisition and disposition activities.

Additional  Retainer for the Chair of each of the Committees:  $10,000 annually, paid $2,500 per quarter.

Meeting Fees:  $1,400 per meeting for attendance (in person and by telephone) at
Board  and  Committee  meetings.  A  meeting  fee will be paid for each  meeting attended regardless of the number of meetings held in a day.

Restricted  Stock:  The number of shares equal to $55,000 divided by the closing price of a share of the Registrant's  Common Stock on the date of issuance which will be the first  dividend  payment date in 2007,  provided  that the number of shares will not exceed 1,000.

Options to Purchase Common Stock:  The number of shares equal to $26,000 divided by 12.5% of the closing price of a share of the Registrant's Common Stock on the date of grant  which will be the date of the 2007 annual  stockholders  meeting, provided that the number of options shall not exceed 4,000.

NOTE:  Directors  may defer some or all of the above  pursuant  to the  Director
Deferred Compensation Plan.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

Dated:   October 31, 2006           HOME PROPERTIES, INC.
                                            (Registrant)

                               By:  /s/ Ann M. McCormick
                                    Ann M. McCormick,
                                    Executive Vice President and General Counsel